SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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NEWTEK BUSINESS SERVICES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWTEK BUSINESS SERVICES, INC.

1440 Broadway

17th Floor

New York, New York 10018

            , 2009

Dear Shareholder:

We invite you to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Newtek Business Services, Inc. (the “Company”) to be held at the offices of the Company at 1440 Broadway, 17th Floor, New York, NY 10018 on Wednesday, August 26, 2009 at 9:00 a.m., local time.

The attached Notice of Annual Meeting and Proxy Statement describes the formal business to be transacted at the Annual Meeting. Also enclosed is a Proxy Card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

As an integral part of the Annual Meeting, we will report on the operations of the Company. Directors and Officers of the Company and a representative of the Company’s independent accountants will be present to respond to any questions that our shareholders may have. Detailed information concerning our activities and operating performance is contained in our enclosed Annual Report.

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, we urge you to please sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope or vote by telephone or internet as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Sincerely yours,

/s/ Barry Sloane
Barry Sloane
Chairman, Chief Executive Officer and Secretary

NEWTEK BUSINESS SERVICES, INC.

1440 Broadway

17th Floor

New York, New York 10018

(212) 356-9500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on August 26, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Newtek Business Services, Inc. (the “Company”) will be held at the offices of the Company at 1440 Broadway, 17th Floor, New York, NY 10018 on Wednesday, August 26, 2009 at 9:00 a.m., local time.

The Annual Meeting is for the following purposes, which are more completely described in the accompanying Proxy Statement:

1.	To elect one director of the Company to serve on the Board of Directors until the Company’s Annual Meeting of Shareholders in 2009.

2.	To approve an amendment to the Company’s Restated Certificate of Incorporation to eliminate the classified board and to elect directors for terms of only one year.

3.	To ratify the appointment of the Company’s independent registered accounting firm (independent auditors) for the year ended December 31, 2009; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on any one of the foregoing proposals at the Annual Meeting or any adjournments thereof. Shareholders of record at the close of business on July 22, 2009 are the shareholders entitled to vote at the Annual Meeting and any adjournment thereof.

We ask that you fill in and sign the enclosed proxy card which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. You may also cast your vote by telephone or internet as shown on the Proxy Card. The proxy will not be used if you attend and vote at the Annual Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Barry Sloane
BARRY SLOANE
CHAIRMAN, CHIEF EXECUTIVE OFFICER AND SECRETARY

New York, New York

            , 2009

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF A FURTHER REQUEST FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

NEWTEK BUSINESS SERVICES, INC.

1440 Broadway

17th Floor

New York, New York 10018

(212) 356-9500

ANNUAL MEETING OF SHAREHOLDERS

            , 2009

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Newtek Business Services, Inc. (the “Company”) for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the offices of the Company at 1440 Broadway, 17th Floor, New York, NY 10018 on Wednesday, August 26, 2009 at 9:00 a.m., local time. The accompanying Notice of Annual Meeting and this Proxy Statement, together with the enclosed form of proxy, are first being mailed to shareholders on or about             , 2009.

VOTING AND REVOCATION OF PROXIES

Proxies solicited by the Board of Directors of the Company will be voted in accordance with the direction given therein. If any other matters are properly brought before the Annual Meeting as to which proxies confer discretionary authority, the persons named in the proxy will vote the shares represented thereby on such matters as determined by a majority of the Board of Directors. The proxies solicited by the Board of Directors confer discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, with respect to matters incident to the conduct of the Annual Meeting and with respect to any other matter presented at the Annual Meeting if notice of such matter has not been delivered to the Company within a reasonable time before the date of this Proxy Statement. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted (“broker no votes”) will not be counted as votes cast. Proxies marked as abstentions or as broker no votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

How Do You Exercise Your Rights to Vote on the Proposals and Elect Directors

You may vote using any of the following methods:

•

By Mail – Shareholders of record may submit proxies by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf “FOR” the election of the nominated director, “FOR” the amendment of the Company’s Restated Certificate of Incorporation and “FOR” the ratification of the independent registered public accounting firm for 2009. Shareholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees.

•

By Telephone – Shareholders of record may submit proxies by following the telephone voting instructions on each proxy card. Most shareholders who hold shares beneficially in street name may provide voting instructions by telephone by calling the number specified on the voting instruction form provided by their brokers, banks or nominees. Please check the voting instruction form for telephone voting availability. Please be aware that if you submit voting instructions by telephone, you may incur costs such as telephone access charges for which you will be responsible. The telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, the day before the meeting date.

•

By Internet – Shareholders of record with internet access may submit proxies by following the internet voting instructions on their proxy cards. Most shareholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their brokers, banks or nominees. Please check the voting instruction form for internet voting availability. Please be aware that if you vote over the internet, you may incur costs such as internet access charges for which you will be responsible. The internet voting facilities will close at 11:59 p.m., Eastern Daylight Time, the day before the meeting date.

•

In Person at the Annual Meeting – Shares held in your name as the shareholder of record may be voted at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or the internet so that your vote will be counted if you later decide not to attend the meeting.

Shareholders who execute the form of attached proxy retain the right to revoke such proxies at any time prior to exercise. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked at any time prior to exercise by written notice to the Secretary of the Company or by the filing of a properly executed, later-dated proxy. A proxy will not be voted if a shareholder attends the Annual Meeting and votes in person. The presence of a shareholder at the Annual Meeting alone will not revoke such shareholder’s proxy.

VOTING SECURITIES

The securities which can be voted at the Annual Meeting consist of the Company’s common shares, $.02 par value per share (“Common Shares”). Shareholders of record as of the close of business on July 22, 2009 (the “Record Date”) are entitled to one vote for each Common Share then held on all matters. As of the Record Date 37,031,656 Common Shares were issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of Common Shares outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

Persons and groups owning in excess of 5% of Common Shares are required to file certain reports regarding such ownership with the Company and the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows the number of our Common Shares beneficially owned as of the Record Date by:

•	each person or group known by us to beneficially own more than 5% of our outstanding common shares;

•	each director and nominee for director;

•	each executive officer named in the Summary Compensation Table under the heading “Executive Compensation;” and

•	all of our current directors and executive officers of the company as a group.

The number of shares beneficially owned by each 5% holder, director or executive officer is determined by the rules of the SEC, and the information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power and also any shares that the person or entity can acquire within 60 days of Record Date through the exercise of any stock option or other right. For purposes of computing the percentage of outstanding shares of common shares held by each person or entity, any shares that the person or entity has the right to acquire within 60 days after the Record Date are deemed to be outstanding with respect to such person or entity but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or entity. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) over the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of Record Date there were 37,031,656 Common Shares issued and outstanding.

Name and Address of Beneficial Owner (1)	Shares Owned	Right to Acquire (2)	Total Beneficial Ownership (3)	Percent of Class
David C. Beck	170,654	39,685	210,339	*
Craig J. Brunet	83,384	200,000	283,384	*
Seth A. Cohen	50,193	200,000	250,193	*
Christopher G. Payan (4)	85,046	55,559	140,605	*
Salvatore F. Mulia	53,695	27,780	81,475	*
Jeffrey G. Rubin (5)	4,291,505	—	4,291,505	11.61%
Michael A. Schwartz (4)	53,531	39,685	93,216	*
Barry Sloane	4,637,896	—	4,637,896	12.55%
Gordon L. Schroeder	9,608	27,780	37,388	*
All current directors and executive Officers as a group (9 persons)			10,026,001	27.07%

*	Less than 1% of total Common Shares outstanding as of the Record Date.
(1)	Unless otherwise stated, the address of each person listed is c/o Newtek Business Services, Inc., 1440 Broadway, 17th Floor, New York, New York 10018.
(2)	Number of shares underlying stock options which are exercisable as of the Record Date or which become exercisable 60 days thereafter.
(3)	As of the Record Date except with respect to Mr. Rubin as of March 7, 2008.
(4)	Term will expire at the Annual Meeting.
(5)	Resigned March 7, 2008.

REQUIRED VOTE

The proposal for the amendment of the Restated Certificate of Incorporation will be adopted by the affirmative vote of a majority of all issued and outstanding Common Shares and the proposals for the election of the nominee as director and the ratification of the appointment of J.H. Cohn as independent accountants will be adopted by the affirmative vote of a majority of the quorum present at the Annual Meeting in person or represented by proxy.

PROPOSAL I – ELECTION OF DIRECTOR

The full Board of Directors currently consists of seven Directors, of which one position has been vacant since the resignation of a director in 2008. The Board of Directors at its meeting in June 2009 has reduced the size of the Board of Directors to a total of four (4) members and adopted the amendment to the Restated Certificate of Incorporation to eliminate the classification of the directors and have all directors elected for one year terms. The amendment to the Restated Certificate of Incorporation is the subject of Proposal I and, in the event it is ratified by the vote of shareholders at this Annual Meeting, one nominee will be elected for a one year term to expire at the next annual meeting in 2010. In the event the amendment to the Restated Certificate of Incorporation is not ratified, the nominee will be elected as a Class III director to serve until the annual meeting in 2012,

The current composition of the Board of Directors is:

Class I Directors (serving until the 2010 meeting)	Salvatore F. Mulia

Class II Directors (serving until the 2011 meeting)	David C. Beck

Gordon L. Schroeder

Class III Directors (term expiring at this meeting)	Barry Sloane

The election of one Class III Director will take place at the Annual Meeting. Due to the reduction of the number of Directors by the Board of Directors to four members, Directors Christopher G. Payan and Michael A. Schwartz have not been nominated and will not stand for reelection.

If the amendment to the Restated Certificate of Incorporation is ratified, Proposal II, below, the Director nominee will serve on the Board until the Annual Meeting in 2010, or until his successor is duly elected and qualified in accordance with the Company’s Bylaws. In addition, the classification of the board will be eliminated and directors currently in Class I and Class II will also serve for one year terms to the annual meeting of shareholders in 2010 and then stand for reelection, if so nominated, for one year terms.

If the amendment is not ratified, the Class III Director nominee elected will serve until the annual meeting in 2012 and the Class I and Class II Directors will serve for the remainder of their respective terms as noted above. If the nominee should become unable to accept election, the persons named on the proxy card as proxies may vote for other person(s) selected by the Board or the named proxies. The Board of Directors has no reason to believe that the nominee for election named below will be unable to serve.

The Board of Directors recommends a vote “FOR” the nominee named below as a director of the Company.

Nominee for Election as Class III Director for a One Year Term or Term Expiring at the 2012 Annual Meeting:

Barry Sloane	Age: 49	Director since: 1999

Mr. Sloane is the Chairman of the Board of Directors, Chief Executive Officer, and Secretary of the Company and has been an executive officer of each of the Company-sponsored certified capital companies for more than five years. Previously, from September 1993 through July 1995, Mr. Sloane was a Managing Director of Smith Barney, Inc. While there, he directed the Commercial and Residential Real Estate Securitization Unit and, prior to that, he was national sales manager for institutional mortgage and asset backed securities sales. From April 1991 through September 1993, he was founder and President of Aegis Capital Markets, a consumer loan origination and securitization business which was eventually taken public with the name of “Aegis Consumer Funding.” From October 1988 through March 1991, Mr. Sloane was Senior Vice President of Donaldson, Lufkin and Jenrette, where he was responsible for directing sales of mortgage-backed securities. From August 1982 to September 1988 Mr. Sloane was a senior mortgage security salesman and trader for Bear Stearns, L.F. Rothschild, E.F. Hutton and Paine Webber.

* * * * *

Continuing Class I Director with Term Expiring at the 2010 Annual Meeting:

Salvatore F. Mulia	Age: 61	Director since: 2005

Mr. Mulia has been a financial advisor with the firm of RTM Financial Services, Westport, CT, with emphasis on leasing and lending advisory services since February 2003. From February 2001 to February 2003 Mr. Mulia was Executive Vice President of Pitney Bowes Capital Corp, Shelton, CT which was engaged in providing financial services to business customers. Prior to that, Mr. Mulia held senior management positions within General Electric’s Financial Services Division, GE Capital Corporation (“GECC”), and from 1980 through 1993 he was responsible for developing new products and business initiatives in financial services. During his tenure at GECC he was a principal in GEVEST, GECC’s investment banking unit, where he headed syndication and led acquisition teams which acquired leasing companies with combined assets of $3 billion including: TransAmerica Leasing, Chase Manhattan’s leasing subsidiary and LeaseAmerica.

Continuing Class II Directors With Terms Expiring at the 2011 Annual Meeting:

David C. Beck	Age: 66	Director since: 2002

Mr. Beck has been Managing Director of Copia Capital, LLC (“Copia”), a private equity investment firm, since September 1998. Prior to joining Copia, Mr. Beck was CEO of Universal Savings Bank, Milwaukee and First

Interstate Corporation of Wisconsin, a publicly traded company. Mr. Beck has since November 2002 served as Chairman of Universal Savings Bank’s holding company, Universal Saving Banc Holdings, Inc. He is a certified public accountant. Mr. Beck serves as the Company’s “lead” independent director.

Gordon L. Schroeder	Age 60	Director since 2007

Mr. Schroeder is currently consulting for private and public companies. From February 2005 to February 2007, Mr. Schroeder served as Executive Vice President, Human Resources for Fiserv, Inc. From January 2004 to January 2005, he was Senior Vice President – Global Human Resources and Leadership Development for Maritz, Inc., a global provider of employee motivation, incentive travel, and customer loyalty programs for Fortune 500 companies with approximately 6,000 employees worldwide. From March 1997 to January 2004 he worked at GECC, as Senior Vice President, Human Resources – GE Capital Equipment Management Services from September 2002 to January 2004, and Vice President, Human Resources – GE Capital Information Technology Solutions, Europe from July 2000 to August 2002.

The Board and Board Meetings

Newtek’s Board of Directors and management are committed to responsible corporate governance to ensure that Newtek is managed for the long-term benefit of its shareholders. To that end, the Board of Directors and management periodically review and update, as appropriate, Newtek’s corporate governance policies and practices. In doing so, the Board and management review published guidelines and recommendations of institutional shareholder organizations and current best practices of similarly situated public companies. The Board of Directors and management also regularly evaluate and, when appropriate, revise Newtek’s corporate governance policies and practices in accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and listing standards issued by the Securities and Exchange Commission (“SEC”) and The NASDAQ® Stock Market, Inc. (“NASDAQ”).

The Board of Directors consists of six directors. The Board of Directors has determined that each of the directors, with the exception of Mr. Sloane, qualify as “independent” as defined by applicable NASDAQ and SEC rules. In making this determination, the Board has concluded that none of these members has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. It is the policy of the Board of Directors to hold executive sessions of the independent directors meeting without management at regular intervals and as requested by a director. David C. Beck has been designated as Lead Director and presides over these meetings of the independent directors. All members of the Board of Directors are welcome to attend the Annual Meeting of Shareholders. In 2008, Mr. Sloane, Mr. Rubin (a former director), Mr. Schroeder, Mr. Schwartz, Mr. Payan, Mr. Beck and Mr. Mulia attended the Annual Meeting of Shareholders.

During the fiscal year ended December 31, 2008, the Board of Directors held a total of 7 meetings. Each director attended at least 75% of the total number of meetings of the Board of Directors and at least 75% of the meetings of all committees on which he served.

Corporate Governance Guidelines

The Company has adopted corporate governance guidelines titled “Governance Guidelines” which are available at www.newtekbusinessservices.com. The Governance Guidelines are also available in print to any shareholder who requests them. These principles were adopted by the Board of Directors to best ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management and to help ensure that the interests of the Board and management align with the interests of the shareholders.

On an annual basis, each Director and executive officer is obligated to complete a Directors’ and Officers’ Questionnaire which requires disclosure of any transactions with the Company in which the Director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest.

Committees of the Board of Directors

The Board of Directors currently has two standing committees: the Audit Committee and the Compensation, Corporate Governance and Nominating Committee. Each member of these committees is independent as defined by applicable NASDAQ and SEC rules. Each of the committees has a written charter approved by the Board of Directors, which is available on our website at www.newtekbusinessservices.com.

The Board of Directors’ Audit Committee consists of Messrs. Payan, as Chair, and Beck and Schroeder and operates pursuant to a written Charter. The Audit Committee held 7 meetings during the year ended December 31, 2008. The Audit Committee is authorized to examine and approve the audit report prepared by the independent auditors of the Company, to review and select the independent auditors to be engaged by the Company, to review the internal audit function and internal accounting controls, and to review and approve conflict of interest transactions and audit policies.

Both Messrs. Beck and Payan, the immediate past and current Chair of the Audit Committee, respectively, have been determined by the Board of Directors to be financial experts and independent, under applicable rules of the SEC and NASDAQ. In addition, the Board of Directors has determined that all members of the audit committee are “financially literate” as that term is defined by applicable NASDAQ and SEC rules.

The Company’s Compensation, Corporate Governance and Nominating Committee consists of Messrs. Schwartz, as Chair, Payan, Mulia and Schroeder, all of whom are “non-employee directors” within the meaning of the federal securities laws. The Compensation, Corporate Governance and Nominating Committee evaluates the compensation and benefits of the directors, officers and employees, recommends changes, and monitors and evaluates employee performance. The Compensation Corporate Governance and Nominating Committee met 13 times during the year ended December 31, 2008. The Compensation, Corporate Governance and Nominating Committee is generally responsible for identifying corporate governance issues, creating corporate governance policies, identifying and recommending potential candidates for election to the Board and reviewing director compensation and performance.

Due to the action of the Board of Directors to reduce the number of directors to four (4), Messrs. Schwartz and Payan are not standing for reelection. The Board of Directors expects shortly following the Annual Meeting to review Board committee assignments and make adjustments as may be necessary by the new Board composition.

Director Independence

The Board of Directors is required by the Governance Guidelines to have a majority of members who meet the applicable independence requirements of the NASDAQ and any applicable rule or law. Each of the following non-employee Directors is independent and has no relationship to the Company, except as a Director and Shareholder.

David C. Beck

Salvatore F. Mulia

Michael A. Schwartz *

Christopher G. Payan *

Gordon L. Schroeder

*	Messrs. Schwartz and Payan are not standing for reelection due to the reduction in the size of the Board.

In addition, based on such standards, Barry Sloane is not independent because he is the Chairman of the Board, Chief Executive Officer, and Secretary and holds more than 5% of the outstanding shares of common stock of the Company.

Director Nominations

In the event of a vacancy on the Board, the process followed by the Compensation, Corporate Governance and Nominating Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board of Directors’ slate of recommended director nominees, the Compensation, Corporate Governance and Nominating Committee applies the criteria set forth in the Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of conflicts of interest and the ability to act in the interest of all shareholders. The committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will best allow the Board to fulfill its responsibilities.

Shareholders may recommend individuals to the Compensation, Corporate Governance and Nominating Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our common shares for at least a year as of the date such recommendation is made. The recommendation should be sent to the Compensation, Corporate Governance and Nominating Committee, c/o Barry Sloane, Secretary, Newtek Business Services, Inc., 1440 Broadway, 17th Floor, New York, New York 10018. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates recommended by our Board or others. If the Board of Directors determines to nominate a shareholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for the next annual meeting.

Shareholders also have the right under our Bylaws to nominate director candidates, without any action or recommendation on the part of the Compensation, Corporate Governance and Nominating Committee or the Board, by following the procedures set forth under “Shareholder Proposals” below. Candidates nominated by shareholders in accordance with the procedures set forth in our Bylaws may be included in our proxy card for the next annual meeting.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation, Corporate Governance and Nominating Committee are independent Directors, and none of them are present or past employees or paid officers of ours or any of our subsidiaries. No member of the Compensation, Corporate Governance and Nominating Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K. None of our executive officers has served on the board or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers has served on our Board or Compensation, Corporate Governance and Nominating Committee.

Our Code of Ethics

We have adopted a code of ethics, referred to as our Code of Conduct, which applies to all directors and employees, including the principal executive, financial and accounting officers. A copy of the Code of Conduct will be made available upon request to the executive offices of the Company and may be viewed on our web site (www.newtekbusinessservices.com). In addition, we intend to post on our website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the Code. We intend to post on our website any amendments to, or waivers from, our Code of Conduct and Ethics that apply to our principal executive officer and principal financial and accounting officer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the NASDAQ initial reports of ownership and reports of changes in ownership of Common Shares of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on Forms 3 and 4 provided to Newtek by its Directors and executive officers and greater than 10% shareholders during 2008, it appears that all such required reports were timely filed.

Director Compensation

The Board has adopted a plan for compensation of non-employee Directors for the year ending December 31, 2008, which gives effect to the time and effort required of each of them in the performance of their duties. The plan approved by the Board provides for compensation to be paid in the form of both options and cash. 35% of each director’s compensation was paid upfront in stock options based on a fair market value of $0.4410. The remaining 65% was paid quarterly throughout 2008.

•	for participation on the Board: $30,000;

•	as chair of the Compensation, Corporate Governance and Nominating Committee: $20,000;

•	as chair of the Audit Committee: $40,000; and

•	as “lead” independent Director: $15,000.

•	as committee member: $5,000.

In March 2008, Newtek granted its five independent directors an aggregate of 197,434 options valued at $87,000. Option awards are granted with an exercise price equal to the market price of the Company’s stock at the date of grant. The options vest immediately and expire 10 years from the date of grant. The fair value of each option award is estimated on the date of grant using a Black-Scholes option valuation model that uses the following assumptions: 5 year expected life, risk-free interest rate of 2.51% and expected volatility of the Company’s stock of 53.48%. Expected volatilities are based on the historical volatility of the Company’s stock and other factors. The risk-free rate for periods during the expected life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. Expected term was determined using the simplified method under SEC Staff Accounting Bulletin No. 107, “Valuation of Share-Based Payment Arrangements for Public Companies”.

Director Summary Compensation Table (1)

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David C. Beck	32,500		17,500	—	—	—	50,000

Salvatore F. Mulia	22,750		12,250	—	—	—	35,000

Gordon L. Schroeder	22,750		12,250	—	—	—	35,000

Michael A. Schwartz	32,500		17,500	—	—	—	50,000

Christopher G. Payan	45,500		24,500	—	—	—	70,000

(1)	Barry Sloane, the Company’s Chairman, Chief Executive Officer and Secretary, is not included in this table as he was an employee of the Company in 2008 and thus received no compensation for his services as a Director. The compensation received by Mr. Sloane as an employee of the Company is shown in the Summary Compensation Table below.
(2)	Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FASB 123(R) and thus may include awards granted in and prior to 2007. The aggregate number of shares of restricted stock held by each independent director as of December 31, 2008 is as follows: Mr. Payan 85,046; Mr. Beck 170,654; Mr. Mulia 53,695; Mr. Schroeder 9,608; Mr. Schottenstein 101,115; and Mr. Schwartz 53,531. The aggregate number of options held by each independent Director as of December 31, 2007 is as follows: Mr. Schottenstein 248,698; Mr. Beck 39,685; Mr. Payan 55,559; Mr. Schwartz 39,685; Mr. Mulia 27,780; and Mr. Schroeder 27,780.

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Executive Officers Of The Registrant

The executive officers of Newtek, and their ages, as of the July 30, 2009, are as follows:

Name	Age	Position
Barry Sloane	49	Chairman, Chief Executive Officer, and Secretary

Craig J. Brunet	60	Executive Vice President, Chief Information Officer

Seth A. Cohen	46	Chief Financial Officer

Mr. Sloane’s biographical information can be found under “Proposal I — Election of Director” above.

Mr. Brunet has served as Executive Vice President and Chief Information Officer since January 1, 2008. Mr. Brunet previously served as Executive Vice President Strategic Planning and Marketing since July, 2006 and as Chairman and Chief Executive Officer of the Company’s Harvest Strategies subsidiary since June, 2001. From 1984 – 1989, Mr. Brunet served as Director of Strategic Planning for AT&T, where he managed all special development and modifications to standard AT&T products to include non-standard pricing, terms and conditions, hardware and software strategic initiatives, FCC Tariffs, as well as joint venture and/or integration requirements for the top 50 AT&T accounts. In 1989, Mr. Brunet joined Entergy Corporation as Executive Vice President responsible for managing and directing the overall Entergy System retail and wholesale marketing effort including strategy development, policy preparation and administration, market development and market analysis and research. During his tenure with Entergy, he served as Chairman of the Strategic Planning Committee of the Electric Power Research Institute (EPRI) and served on the Board of Directors of Entergy Enterprises guiding decisions on unregulated activities including strategic acquisition and investments in generation, distribution and new technology assets domestically and internationally. From 1993 – 1996, Mr. Brunet served as Chairman, CEO and President of First Pacific Networks, a leader in the initial development and deployment of broadband technologies in the United States and Europe. During this period, he was also Chairman of the Board of Credit Depot Corporation, a publicly traded multi-state mortgage company and served as Chairman of both the audit committee and compensation committee.

Mr. Cohen has served as Chief Financial Officer since August 31, 2007 and Senior Vice President Finance since March 30, 2007. Mr. Cohen has previously served as Executive Vice President of Capital Markets for the Company since January 2005 and Vice President for Capital Markets for the Company since June 2000. Mr. Cohen has twenty years experience in corporate and municipal finance. Prior to Newtek, from September 1998 to May 2000, Mr. Cohen was Director of the Mayor’s Office of Pensions and Public Finance for the City of New York.

Overview of Compensation Program

The Compensation, Corporate Governance and Nominating Committee (for purposes of this analysis, the “Committee”) of the Board of Directors is responsible for establishing, implementing, administering and continually monitoring compliance with the Company’s compensation philosophy. The Committee attempts to ensure that the total compensation paid to the senior executives is fair, reasonable and competitive.

The individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2008, as well as the other individuals included in the Summary Compensation Table below, are referred to below as the “named executive officers”.

Compensation Philosophy and Objectives

All of our compensation programs are designed to attract and retain key employees and to motivate them to achieve, and reward them for achieving superior performance. Different programs are geared to shorter—and longer-term performance, with the goal of increasing shareholder value over the long-term. Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we are mindful of the effect of executive compensation and incentive programs on all of our employees.

We believe that the compensation of our executives should reflect their success as a management team, rather than as individuals, in attaining key operating objectives, such as growth of sales, growth of operating earnings and earnings per share and growth or maintenance of market share and long-term competitive advantage, and ultimately, in attaining an increased market price for our stock. We believe that the performance of our executives in managing our Company, considered in light of general economic and specific company, industry and competitive conditions, should be the basis for determining their overall compensation. We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance and, ultimately, the management of the Company by our executives. We seek to have the long-term performance of our stock reflected in executive compensation through our equity incentive programs, including stock options and restricted stock awards.

Role of Executive Officers in Compensation Decisions

The Committee supervises all compensation decisions for all executive officers (which include the named executive officers) and overall incentive equity awards to all employees of the Company. Decisions regarding the non-equity compensation of executive officers, other than named executive officers, are made by the Chief Executive Officer within the compensation philosophy set by the Committee. Decisions regarding the non-equity compensation of named executive officers are made by the Chief Executive Officer and the Committee.

The Chief Executive Officer semi-annually reviews the performance of each member of the senior executive team, including named executive officers (other than himself whose performance is reviewed by the Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are then presented to the Committee by the Chief Executive Officer. The Committee can exercise its discretion in modifying any recommended adjustments or awards.

Setting Executive Compensation

During the course of each fiscal year, it has been the practice of the Chief Executive Officer to review the history of all the elements of each executive officer’s total compensation and to compare the compensation of the executive officers with that of the executive officers in an appropriate market comparison group of companies with a capitalization similar to that of the Company. We seek to set compensation levels that are perceived as fair, internally and externally, and competitive with overall compensation levels at other companies in our industry, including larger companies from which we may want to recruit employees. However, the Company does not establish individual objectives in the range of comparative data for each individual or for each element of compensation. Typically, the Chief Executive Officer sets compensation with respect to the executive officers who report to him and presents it to the Committee, and then consults with the Committee with respect to named executive officers. The named executive officers are not present at the time of these deliberations. The Committee then performs a similar review of the Chief Executive Officer’s total compensation and makes compensation decisions with respect to such officer, who does not participate in that determination.

We choose to pay each element of compensation in order to attract and retain the necessary executive talent, reward annual performance and provide incentive for balanced focus on long-term strategic goals as well as short-term performance. The amount of each element of compensation is determined by or under the direction of our Committee, which uses the following factors to determine the amount of salary and other benefits to pay each named executive officer:

•	performance against corporate and individual objectives for the year;

•	difficulty of achieving desired results in the coming year;

•	value of their unique skills and capabilities to support long-term performance;

•	performance of their general management responsibilities; and

•	contribution as a member of the executive management team.

At this point in the Company’s development, we do not establish individual goals but focus on the overall profitable growth of our business.

Based on the foregoing objectives, we have structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals.

A significant percentage of total compensation is allocated to incentives as a result of the philosophy mentioned above. There is no pre-established policy or target for the allocation between either cash or non-cash compensation. Historically, and in fiscal 2008, we granted a majority of total compensation to executive officers in the form of cash compensation.

2008 Executive Compensation Components

For the fiscal year ended December 31, 2008, the principal components of compensation for named executive officers were:

•	base salary;

•	performance-based incentive compensation based on the executive’s performance; and

•	retirement and other benefits made available to all employees.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Executive base salaries continue to reflect our operating philosophy, our performance driven corporate culture and business direction, with each salary determined by the skills, experience and performance level of the individual executive, and the needs and resources of the Company. Base salaries are targeted to market levels based on reviews of published salary surveys and the closest related peer company compensation since we do not believe that Newtek has any peer companies. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility by using market data from published salary surveys such as Equilar, and the Company generally attempts to fix each named executive officer’s salary within the range. We believe that the Company’s most direct competitors for executive talent are not necessarily restricted to those companies that are included in the peer company index used to compare shareholder returns, but encompass a broader group of companies engaged in the recruitment and retention of executive talent in competition with the Company.

During the review of base salaries for executives, we primarily consider:

•	an internal review of each executive’s compensation both individually and relative to other executive officers;

•	individual performance of the executive; and

•	a review of the Company’s revenue growth, net income and cash flow metrics relative to the Company’s annual plan as established by the Board.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries are based on the Chief Executive Officer’s assessment of the individual’s performance. Merit based increases to the salaries of named executive officers other than the Chief Executive Officer are determined by the Committee.

Annual Bonus

Annual bonuses may be earned by executive officers under the Company’s cash bonus plan. The Company creates a bonus pool based on the salaries of all employees which it accrues as an expense. Payments under the plan are based on the Company’s overall performance as determined by the Chief Executive Officer and the Committee. The Committee determines any bonus for the Chief Executive Officer based on, among other things, a review of the Company’s revenue growth, net income and cash flow metrics relative to the Company’s annual plans as established by the Board. The Chief Executive Officer in consultation with the Committee with respect to the named executive officers, or in consultation with the named executive officers and other executive officers with respect to lower level employees, determines annual bonuses for other employees based on such employee’s performance. Factors considered include the achievement of business plans, defined goals, and performance relative to other companies of a similar size and business strategy. The mix and weighting of the factors vary, depending on the business segment and the executive’s responsibilities. The level of achievement by the executive determines the level of bonus.

Equity Based Compensation

From time to time, at the discretion of the Chief Executive Officer, and with the approval of the Committee, the Company grants equity-based awards, such as stock options or restricted stock to the named executive officers and certain other key employees to create a clear and strong alignment between compensation and shareholder return and to enable the named executive officers and other employees to develop and maintain a stock ownership position in the company that will vest over time and act as an incentive for the employee to remain with the Company. Restricted stock and options are granted pursuant to the Company’s 2000 Incentive Stock and Deferred Compensation Plan or its 2003 Stock Incentive Plan.

In 2007, we issued 204,241 shares of restricted stock to employees and executives with vesting periods from one to three years. None were issued to named executive officers.

In May 2008, we granted 100,000 options to each of Mr. Cohen and Mr. Brunet. Option awards were granted with an exercise price of $1.50 which exceeded the market price of the Company’s stock at the date of grant. The options vest on the second anniversary of date of grant and expire 10 years from the date of grant.

An accounting pronouncement adopted by the Financial Accounting Standards Board and effective for Newtek beginning on January 1, 2006 (“FAS 123(R)”), requires us to measure the value of equity awards based on the fair value of the award on the grant date. The cost is recognized in our statements of operations over the period during which an employee is required to provide service in exchange for the award, which is usually the vesting period. FAS 123(R) applies to all equity-based compensation awarded on or after January 1, 2006, and to existing stock options that vest after January 1, 2006.

Stock option award levels are determined by the Committee based on the recommendation of the Chief Executive Officer, and vary among participants based on their positions within the Company.

Options are awarded at the average of the highest and lowest sale price of the Company’s Common Shares on the NASDAQ market on the date of the grant (the “Market Value”). In certain limited circumstances, the Committee may grant options to an executive at an exercise price in excess of the Market Value of the Company’s Common Shares on the grant date. The Committee has never granted options with an exercise price that is less than the Market Value of the Company’s common shares on the grant date, nor has it granted options which are priced on a date other than the grant date.

Options granted by the Committee typically vest over the first three to five years of the ten-year option term, although in certain cases we have granted options that have vested immediately. Vesting rights cease upon termination of employment but options granted prior to 2008 may be exercised within one year of termination and those granted in 2008 and subsequent will have 90 days after termination in which to exercise. Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Upon a change of control, or, if earlier, the execution of an agreement to effect a change of control, all options and restricted stock awards under the Company’s 2000 Incentive Stock and Deferred Compensation Plan and its 2003 Stock Incentive Plan become fully vested and immediately exercisable, notwithstanding any other provision of the plan or any agreement.

Benefits and Perquisites

Our executives are generally not entitled to benefits that are not available to all of our employees. In this regard, it should be noted that we do not provide pension arrangements, post-retirement health coverage, or similar benefits for our executives or employees. The Committee periodically reviews the levels of benefits provided to executive officers. The named executive officers participate in the Company’s 401(k) savings plan and other benefit plans on the same basis as other similarly situated employees. The Company has adopted a match for the Company’s 401(k) savings plan which consists of a discretionary match of 50% of the first 2% of employee contributions up to a maximum of 1% of the employee’s compensation. In March, 2008, the Company issued shares under this program to employees in respect of the 2007 match. The 2008 match of $87,000 will be issued in cash in March 2009.

The perquisites we provided in fiscal 2008 are as follows. We paid the premiums on life insurance policies for Mr. Sloane in the amount of $2,800.

Compensation of the Chief Executive Officer

The Committee determined the compensation for Barry Sloane, Chairman, Chief Executive Officer and Secretary for 2008. While recognizing the Chief Executive Officer’s leadership in building a highly talented management team and in driving the Company forward, Mr. Sloane’s salary was maintained at $350,000 for 2008 and no bonus was paid. Mr. Sloane also received no bonus in 2006 and 2007. This is less than the competitive labor market median for someone with his skills and talents, but reflective of the Company’s current cash position. Mr. Sloane’s compensation has remained unchanged since 2005.

Conclusion

Attracting and retaining talented and motivated management and employees is essential to creating long-term shareholder value. Offering a competitive, performance-based compensation program helps to achieve this objective by aligning the interests of the executive officers and other key employees with those of shareholders. We believe that the Company’s 2008 compensation program met those objectives.

COMPENSATION COMMITTEE REPORT

The Compensation, Corporate Governance and Nominating Committee of the Company has reviewed and discussed the foregoing Compensation Discussion and Analysis for fiscal 2008 required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation, Corporate Governance and Nominating Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Annual Report.

THE COMPENSATION, CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Michael A. Schwartz, Chairman

Christopher G. Payan

Salvatore F. Mulia

Gordon Schroeder

SUMMARY COMPENSATION TABLE

The following table sets forth the aggregate compensation earned by the Company’s Chief Executive Officer, Chief Financial Officer and next most highly compensated executive officers during 2008 and 2007 which we refer to as named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other compensation (in excess of $10,000) ($)	Total ($)

Barry Sloane, CEO	2008	350,000	—	—	—	—	—	—	350,000

Craig J. Brunet, EVP, CIO	2008	276,000	60,000	—	52,000	—	—	—	388,000

Seth A. Cohen, CFO	2008	240,000	25,000	—	52,000	—	—	—	317,000

Jeffrey G. Rubin, Pres (2)	2008	53,290	50,000	—	—	—	—	—	103,290

(1)	Cash bonus awarded for 2007 performance and paid in 2008.
(2)	Resigned on March 7, 2008.
(3)	10 year options with 2 year vesting.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other compensation (in excess of $10,000) ($)	Total ($)

Barry Sloane, CEO	2007	350,000	—	—	—	—	—	—	350,000

Jeffrey G. Rubin, President(2)	2007	286,668	50,000	—	—	—	—	—	336,668

Michael J. Holden, CFO(3)	2007	160,000	—	—	—	—	—	—	160,000

Craig J. Brunet, EVP	2007	240,000	60,000	—	—	—	—	—	300,000

Seth A. Cohen, SVP, CFO	2007	210,833	25,000	—	—	—	—	—	235,833

Tracy A. Schmidt, President, Universal Processing Services – Wisconsin, LLC (4)	2007	18,750	—	—	—	—	—	—	18,750

(1)	Cash bonus awarded for 2006 performance and paid in 2007.
(2)	Resigned March 7, 2008.
(3)	Resigned August 31, 2007.
(4)	Resigned February 5, 2007.

Equity Compensation Plans

The following table provides information as of December 31, 2008 with respect to our Common Shares that may be issued under our equity compensation plans.

Plan Category	Number of Securities to be issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity Compensation Plans Approved by Shareholders (1)	1,981,878	$2.06	1,933,140

Equity Compensation Plans Not Approved by Shareholders	—	—	—

Total	1,981,878	$2.06	1,933,140

(1)	Consists of 4,250,000 common shares under the Company’s 2000 Stock Incentive and Deferred Compensation Plan and 1,000,000 common shares under the Company’s 2003 Stock Incentive Plan.
(2)	Excludes 9,524 restricted stock rights which have a zero exercise price.

Grants Of Plan Based Awards

The following table reflects all outstanding equity awards to our named executive officers during 2008.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Barry Sloane, CEO	N/A	—	—	—	—	—	—	—	—	—	—
Craig J. Brunet, EVP, CIO	05/15/08	—	—	—	—	—	—	—	100,000	1.50	52,000
Seth A. Cohen, SVP	05/15/08	—	—	—	—	—	—	—	100,000	1.50	52,000

Outstanding Equity Awards At 2008 Year End

The following table reflects all outstanding equity awards held by our named executive officers as of December 31, 2008:

Name	Option Awards (1)						Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Barry Sloane, CEO	—		—	—	—	—	—	—	—	—
Craig J. Brunet, EVP, CIO	100,000 100,000	(1)	— —	— —	1.57 1.50	12/21/15 05/18/18	— —	— —	— —	— —
Seth A. Cohen, SVP	50,000 50,000 100,000	(1) (1)	— — —	— — —	7.00 1.57 1.50	04/7/10 12/21/15 05/15/18	— — —	— — —	— — —	— — —

(1)	These options are fully vested.

OPTIONS EXERCISED AND STOCK VESTED

The following table reflects the stock options exercised and restricted shares vested during 2008 for the named executive officers:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Barry Sloane, CEO	—	—	—	—
Craig Brunet, EVP, CIO	—	—	—	—
Seth A. Cohen, CFO	—	—	—	—

(1)	Dollar amounts shown in this column represent the value of Stock Awards that vested during the year; these are calculated using the closing price of our Common Shares on the vesting date

Employment Agreements

The Company has entered into separate employment agreements with the following three executive officers and, as of January 1, 2008 was a party to an employment agreement of an officer’s which was subsequently terminated:

•	Barry Sloane, as Chairman, Chief Executive Officer and Secretary;

•	Craig J. Brunet as Executive Vice President and Chief Information Officer thereafter; and

•	Seth a. Cohen, Chief Financial Officer.

Barry Sloane, as Chairman and Chief Executive Officer, is responsible for implementing the policies adopted by the Company’s Board of Directors.

Mr. Sloane’s employment agreement provides for:

•	a twelve month term through December 31, 2009 at an annual base salary of $350,000;

•	at least one annual salary review by the Board of Directors;

•	participation in any discretionary bonus plan established for senior executives;

•	retirement and medical plans, customary fringe benefits, vacation and sick leave; and

•	$2 million of split-dollar life insurance coverage.

Mr. Brunet’s employment agreement provides for:

•	a twelve month term through December 31, 2009 at an annual base salary of $276,000;

•	at least one annual salary review by the Board of Directors;

•	participation in any discretionary bonus plan established for senior executives; and

•	retirement and medical plans, customary fringe benefits, vacation and sick leave.

Mr. Cohen’s employment agreement provides for:

•	a twelve month term through December 31, 2009 at an annual base salary of $240,000;

•	at least one annual salary review by the Board of Directors;

•	participation in any discretionary bonus plan established for senior executives; and

•	retirement and medical plans, customary fringe benefits, vacation and sick leave.

Payments upon Change of Control

Mr. Sloane’s employment agreement provides for a payment in the case of non renewal of an amount equal to one and one half (1 1/2) times, or in the case of a change of control or termination other than for cause of the agreement an amount equal to two (2) times the sum of (i) the executive’s base salary in effect at the time of termination, plus (ii) the amount of any incentive compensation paid with respect to the immediately preceding fiscal year.

Each of Mr. Brunet’s and Mr. Cohen’s employment agreements provides for a payment in the case of non renewal or termination other than for cause of the agreement equal to one (1) times the sum of (i) the executive’s base salary in effect at the time of termination, plus (ii) the amount of any incentive compensation paid with respect to the immediately preceding fiscal year. Each of the employment agreements provides for a payment in the case of a termination concurrent with a change of control equal to one (1) times the sum of (i) the executive’s base salary in effect at the time of termination, plus (ii) the amount of any incentive compensation paid with respect to the immediately preceding fiscal year.

Each employment agreement contains a non-competition provision that requires the employee to devote substantially his full business time and efforts to the performance of the employee’s duties under the agreement. The employee is not prohibited, however, from:

•

serving on the boards of directors of, and holding offices or positions in, companies or organizations which, in the opinion of the Board of Directors, will not present conflicts of interest with the Company; or

•	investing in any business dissimilar from the Company’s or, solely as a passive or minority investor, in any business.

The Company may terminate an employee’s employment for “just cause” as defined in the agreement, and upon the termination, no severance benefits are available. If the Company terminates an employee without just cause, or if the term of the agreement is not extended for an additional year, the employee will be paid an amount equal to six months’ compensation. If the employee voluntarily terminates his employment for “good reason” as defined in the agreement, or the employee’s employment terminates during the term of the agreement due to death, disability, or retirement after age 62, the employee will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the agreement. The employee is able to voluntarily terminate his agreement by providing 60 days written notice to the Board of Directors, in which case the employee is entitled to receive only his compensation, vested rights, and benefits up to the date of termination.

Post Termination Payments

The table below reflects the amount of compensation that would be payable to the executive officers under existing arrangements if the hypothetical termination of employment events described above had occurred on December 31, 2008, given their compensation and service levels as of such date. All payments are payable by the Company in a lump sum unless otherwise noted.

These benefits are in addition to benefits available regardless of the occurrence of such an event, such as currently exercisable stock options, and benefits generally available to salaried employees, such as distributions under the Company’s 401(k) plan, disability benefits, and accrued vacation pay. In addition, in connection with any termination of Mr. Sloane’s employment, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Compensation, Corporate Governance and Nominating Committee deems appropriate.

The actual amounts that would be paid upon Mr. Sloane’s, Mr. Cohen’s and Mr. Brunet’s termination of employment can be determined only at the time of their separation from the Company.

Name	Post Termination Payments
	Change in Control with Termination	Change in Control with Change in Duties
Barry Sloane, CEO	$700,000	$525,000
Craig Brunet, EVP, CIO	$336,000	$336,000
Seth Cohen, CFO	$265,000	$265,000

Nonqualified Deferred Compensation

The Company did not have any nonqualified deferred compensation in the year ended December 31, 2008

Pension Benefits

The Company had no obligation under pension benefit plans to the named executive officers as of December 31, 2008.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid by the Company is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may, in the future, approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments including its Stock Option Program, Long-Term Stock Grant Program, Restricted Stock Program and Stock Award Program in accordance with the requirements of FASB Statement 123(R).

PROPOSAL II – ELIMINATION OF CLASSIFIED STRUCTURE OF THE BOARD OF DIRECTORS

Article NINTH of the Company’s Restated Certificate of Incorporation currently provides for the classification of the Board of Directors into three classes. The Board of Directors has determined that the Restated Certificate of Incorporation should be amended to repeal this provision and to make certain conforming changes as appropriate and has unanimously adopted a resolution approving such amendments, declaring their advisability and recommending such amendments to our shareowners.

The affirmative vote of shareowners holding at least 50% of the outstanding shares of the Company, issued and outstanding as of the Record Date, is required for approval of this proposal. All abstentions and failures to return a proxy will have the same effect as a vote against this proposal.

If the proposed amendment is approved by our shareholders, the classified Board structure will be eliminated. The current term of office of each director will end at the 2010 annual meeting and all directors will thereafter be elected for one-year terms at each annual meeting of shareholders. Furthermore, any director chosen as a result of a newly created directorship or to fill a vacancy on the Board of Directors will hold office until the next annual meeting of shareholders.

If the proposed amendment is not approved by shareholders, the Board of Directors will remain classified, and the one director elected at the 2009 Annual Meeting will be elected for a three-year term expiring in 2012. All other directors will continue in office for the remainder of their full three-year terms, subject to their earlier retirement, resignation, removal or death.

The Board’s Compensation, Corporate Governance and Nominating Committee and the full Board have considered the merits of the classified board structure, taking a variety of perspectives into account. The Board believes that the classified Board structure may have promoted continuity and stability and reinforced a commitment to a long-term point of view. However in light of the reduction in the size of the board to four members and the growing sentiment of shareholders and investors that the annual election of directors would increase the Board’s accountability to shareholders, the Board has determined that the classified board structure should be eliminated.

If this proposal is approved by the requisite vote of shareholders as set forth above, a Certificate of Amendment to the Restated Certificate of Incorporation will be filed with the State of New York. A copy of Article NINTH which would be removed from the Restated Certificate of Incorporation is attached to this Proxy Statement.

The Board of Directors recommends a vote FOR this proposal.

PROPOSAL III – RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board has reappointed J.H. Cohn LLP as our independent accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2009, and the Audit Committee has asked that this selection be ratified by our shareholders.

Representatives of J.H. Cohn LLP are invited to the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The ratification of the selection of J.H. Cohn LLP as our independent accountants for the fiscal year ending December 31, 2009, will require the affirmative vote of the holders of a majority of the outstanding Common Shares present at the Annual Meeting, in person or represented by proxy, and entitled to vote. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

THE BOARD BELIEVES THAT A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS AS DESCRIBED ABOVE IS IN THE BEST INTERESTS OF OUR SHAREHOLDERS AND RECOMMENDS A VOTE “FOR” SUCH PROPOSAL.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Audit Fees and Services

J. H. Cohn LLP served as the Company’s independent accounting firm for the years ended December 31, 2007 and December 31, 2008.

Fees for professional services rendered to the Company by J. H. Cohn LLP during the fiscal year ended December 31, 2008 were as follows (in thousands):

Audit Fees	$1,120
Audit Related Fees	35
Tax Fees	—

All Other Fees	11

Total Fees	$1,166

Fees for professional services rendered to the Company by J. H. Cohn LLP during the fiscal years ended December 31, 2007 were as follows (in thousands):

Audit Fees	$1,024
Audit Related Fees	—
Tax Fees	—

All Other Fees	84

Total Fees	$1,108

Audit Fees: The audit fees for the fiscal years ended December 31, 2008 and 2007 were for professional services rendered in connection with the audit of the Company’s annual financial statements, assistance with review of documents filed with the SEC, consents and other services required to be performed by our independent registered public accounting firm.

Audit-Related Fees: The audit-related fees during the fiscal years ended December 31, 2008 were for assurance and related services associated with the audit in connection with adoption of SFAS 159 and a change in accounting principle.

Tax Fees: No fees were billed to the Company by J. H. Cohn LLP during the fiscal years ended December 31, 2008 and 2007 for professional services rendered in connection with tax compliance, tax advice, and tax planning.

All Other Fees: All other fees billed to the Company by J. H. Cohn LLP during the fiscal years ended December 31, 2008 and 2007 for non-audit services and assurance and related services for attestations not required by law.

In accordance with the Audit Committee Charter, all of the foregoing audit and non-audit fees paid to and the related services provided by J.H. Cohn LLP were pre-approved by the Audit Committee. In addition, it is the policy of the Audit Committee not to engage our independent accountants to perform any non-audit services specifically prohibited by law or regulation.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors, through its Audit Committee, and in accordance with its written Charter, reviews the audit function, internal controls and financial statements of the Company. The Committee consists solely of directors who are not Company employees and are considered “independent” under applicable rules of the Securities and Exchange Commission and the NASDAQ Stock Market. In 2008, the Audit Committee convened 7 times to discuss with management and the independent auditors their respective accounting, auditing and financial reporting responsibilities with respect to the fiscal year 2008 or 2007.

In connection with the December 31, 2008 financial statements of the Company, the Audit Committee: (1) reviewed and discussed the audited and interim unaudited financial statements with management; (2) discussed with the auditors the matters required by Statement on Auditing Standards No. 61 and the independence of the auditors; and (3) received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1. In discharging these oversight responsibilities as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditor and the Company that might bear on the auditors’ independence and discussed with the auditors any relationships that may impact their objectivity and independence. Based upon these procedures and discussions with Company management, the Audit Committee considered whether it was necessary to exclude J.H. Cohn LLP from performing any work for the Company separate and apart from auditing the Company’s financial statements. After a thorough analysis, the Audit Committee concluded that at this time there was no conflict that would jeopardize auditor independence and that it is satisfied as to the auditors’ independence. The committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls.

The Audit Committee, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2008, with management and the independent auditors. Based upon these reviews and the resulting discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Date: July 21, 2009	Respectfully submitted,
Christopher G. Payan, Chairman
David C. Beck
Gordon L. Schroeder

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement and matters incident to the conduct of the Annual Meeting. Properly executed proxies in the accompanying form that have not been revoked confer discretionary authority on the persons named therein to vote at the direction of a majority of the Board of Directors on any other matters presented at the Annual Meeting. Under SEC rules, if a Shareholder does not notify the Company within a reasonable time before the date of this Proxy Statement of such Shareholder’s intent to present a proposal at the Annual Meeting, the persons named in the accompanying proxy may exercise such discretionary voting authority if the proposal is raised at the Annual Meeting, without any discussion of the matter in this Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON WEDNESDAY, AUGUST 26, 2009

The Proxy Statement and Annual Report for the year ended December 31, 2008 are available at www.newtek_2009_proxy.com.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may read and copy any reports, statements or other information we file at the SEC’s public reference rooms in Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. Such information will also be furnished upon written request to, Newtek Business Services, Inc., 1440 Broadway, 17th Floor, New York, NY 10018, Attention: Chief Legal Officer, and can also be accessed through our website at www.newtekbusinessservices.com.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single copy of the proxy materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to, Newtek Business Services, Inc., 1440 Broadway, 17th Floor, New York, NY 10018, Attention: Chief Legal Officer.

CONFIDENTIALITY OF PROXIES

The Company’s policy is that proxies identifying individual shareholders are private except as necessary to determine compliance with law, to assert or defend legal claims, in a contested proxy solicitation or in the event that a shareholder makes a written comment on a proxy card or an attachment to it.

COSTS OF PROXY SOLICITATION; SHAREHOLDER COMMUNICATIONS

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Common Shares. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by email without additional compensation.

Shareholders may send written communications to the Board of Directors to the attention of the Board of Directors, c/o Newtek Business Services, Inc., 1440 Broadway, 17th floor, New York, New York 10018. Shareholder communications must be signed by the shareholder and identify the number of Common Shares held by the shareholder. Each properly submitted shareholder communication will be provided to the Board of Directors at its next meeting or, if such communication requires more immediate attention, it will be forwarded to the Directors promptly after receipt.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy statement and proxy relating to the 2010 Annual Meeting of Shareholders of the Company, which will be held on or about June 17, 2010, any shareholder proposal to take action at such meeting must be received by the Secretary of the Company at 1440 Broadway, 17th Floor, New York, New York 10018 no later than January 19, 2010. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2010 Annual Meeting of Shareholders, or to consider and vote upon at any such meeting, any shareholder proposal which does not meet all of the requirements established by the Securities and Exchange Commission (“SEC”) or the Company’s Restated Certificate of Incorporation or Bylaws in effect at the time such proposal is received.

************************

By order of the Board of Directors,

Barry Sloane, Secretary

Attachment: Article NINTH from the Company’s Restated Certificate of Incorporation

“NINTH: The directors shall be divided into three classes designated as Class I, Class II and Class III, each class to be as nearly equal in number as possible. The term of office of the Class I directors shall expire at the first annual meeting of the shareholders after the date on which this provision of the Certificate of Incorporation first becomes effective. The term of office of the Class II directors shall expire at the second annual meeting of the shareholders after the date on which this provision of the Certificate of Incorporation first becomes effective. The term of office of the Class III directors shall expire at the third annual meeting of the shareholders after the date on which this provision of the Certificate of Incorporation first becomes effective. Thereafter, at each annual meeting of shareholders of the corporation, directors of the class the terms of which expire at such annual meeting shall be elected for terms of three (3) years. Notwithstanding any of the foregoing, a director whose term shall expire at any annual meeting shall continue to serve until his or her successor is elected and has been qualified or until the director’s death, retirement, resignation or removal. Should a vacancy occur or be created, any director elected or appointed to fill such vacancy shall serve for the full term of the class in which the vacancy occurs or is created. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the classes as to maintain the number of directors in each class as nearly equal in number as possible.”

NEWTEK BUSINESS SERVICES, INC.

ANNUAL MEETING OF SHAREHOLDERS

    , 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Newtek Business Services, Inc. (the “Company”) hereby appoints Barry Sloane and David C. Beck, or either of them, with full powers of substitution, as attorneys and proxies for the undersigned, to vote all Common Shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held at the New York City office of the Company, 1440 Broadway, 17th Floor, New York, NY 10018 on ________, ________m 2009 at 9:00 a.m., local time, and at any and all adjournments thereof, as indicated below and as determined by a majority of the Board of Directors with respect to such other matters as may come before the Annual Meeting.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for each of the propositions stated. If any other business is presented at the Annual Meeting as to which this proxy confers discretionary authority, this proxy will be voted by those named in this proxy as determined by a majority of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

(Continued and to be signed on the reverse side.)

NEWTEK BUSINESS SERVICES, INC.

                , 2009

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437)

in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

COMPANY NUMBER

ACCOUNT NUMBER
Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available atare available at www.Newtek_2009_Proxy.com

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ONE DIRECTOR NOMINATED AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. ELECTION AS CLASS III DIRECTOR THE NOMINEE LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY)			2. To amend the Restated Certificate of Incorporation to eliminate classification of directors by deleting Article NINTH	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEE:
☐ FOR THE NOMINEE	Barry Sloane		3. To ratify the selection of J.H. Cohn LLP as auditors of the Company for the year ending December 31, 2009.	☐	☐	☐

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES			4. Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to Common Shares of the Company which the undersigned is entitled to vote at the Annual Meeting.

The undersigned shareholder acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of the Annual Meeting and a Proxy Statement dated , 2009.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

			Check here if you plan to attend the Annual Meeting:		☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

NEWTEK BUSINESS SERVICES, INC.

_______, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card

are available at www.Newtek_2009_Proxy.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i    Please detach along perforated line and mail in the envelope provided.    i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ONE DIRECTOR NOMINATED AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. ELECTION AS CLASS III DIRECTOR THE NOMINEE LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY)			2. To amend the Restated Certificate of Incorporation to eliminate classification of directors by deleting Article NINTH	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEE:
☐ FOR THE NOMINEE	Barry Sloane		3. To ratify the selection of J.H. Cohn LLP as auditors of the Company for the year ending December 31, 2009.	☐	☐	☐

☐ WITHHOLD AUTHORITY FOR THE NOMINEE			4. Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the share-holder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to Common Shares of the Company which the under-signed is entitled to vote at the Annual Meeting.

The undersigned shareholder acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of the Annual Meeting and a Proxy Statement dated , 2009.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

			Check here if you plan to attend the Annual Meeting:		☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.